AMENDMENT IN TOTAL AND COMPLETE RESTATEMANT OF THE DEFERRED COMPENSATION PLAN

        THIS AMENDMENT IN TOTAL AND COMPLETE RESTATEMENT OF THE DEFERRED COMPENSATION PLAN (hereinafter referred to as the Amended Agreement) is entered into effective the __ day of a Utah Corporation, hereinafter called Company, and by _____________, hereinafter called Employee.

WITNESSETH:

        WHEREAS, the Company and the Employee entered into a Deferred Compensation Plan effective as of September 25, 1992 (the plan), and an Amendment No. 1 to Plan effective as of April 4, 1997 and an amendment No. 2 to plan effective as of April 4, 1997 and the Company and the Employee desire to amend and restate the Plan in total to incorporate all amendments and to include affiliates of the Company within the terms of the Plan.

        THEREFORE AND IN CONSIDERATION of the premises, and the mutual covenants, promises and conditions herein contained, the parties agree that the Plan as previously amended shall be amended in total and restated to become effective as of the date first written above to read as follows:

1.

TERM OF PLAN. This Plan shall become effective as of the above date and shall remain in effect until the entire amount of the Deferred Compensation Trust (hereinafter referred to as Compensation Trust) has been distributed to the Employee or his designated beneficiary. Employee hereby accepts this Plan and agrees to serve at the discretion of the Company and to devote his full time and talents to the business conducted by the Company.

2.

OTHER AGREEMENTS. This Plan shall not supersede any other contract of employment, whether written or oral, between the Company and Employee. However, any article or clause of any other contract which may be in conflict with this Plan shall be deemed amended by this Plan as herein provided.

3.

COMPENSATION ACCOUNTS AND TRUST. Upon the execution of this Plan, the Company will establish an Account on the Company’s books for the benefit of Employee (the Compensation Account). The Compensation Account will contain two sub-accounts; the Employee Compensation Sub-Account and the Company Compensation Sub-Account. In addition, the Company shall establish a Trust to support its deferred compensation obligation (Compensation Trust).

4.

EMPLOYEE CONTRIBUTIONS. Prior to the beginning of each fiscal year of the Company during which the Employee is employed, the Employee may elect to defer a portion of the compensation to be paid to the Employee for the coming year (Employee Contribution). The Employee Contribution shall be credited by the Company to the Employee Compensation Sub-Account at the times at which the compensation would have been paid except for the deferral election (i.e., if the Employee elects to defer a portion of his normal bi-weekly compensation then the deferred portion shall be credited to the Employee Compensation Sub-Account on a bi-weekly basis). For purposes of the fiscal year in which this Plan is first implemented, the election by the Employee shall be made within thirty (30) days after this Plan is effective.

5.

COMPANY CONTRIBUTIONS. Until this Plan is terminated as provided for herein, the Company will make a contribution (Company Contributions) to the Company Compensation Sub-Account, subject to and based upon the continued profitability of the Company and the continued employment and performance of the Employee. On or before the end of each fiscal year of the Company during which the Employee works, the Board of Directors of the Company shall determine in their sole discretion an amount to be credited to the Company Compensation Sub-Account for the fiscal year, which amount shall not be less than $1000.00 per month during the term of this Plan. Upon execution of this Plan, the Company will initially contribute to the Company Compensation Sub-Account the sum of $10,000.00.

6.	CONTRIBUTIONS TO COMPENSATION TRUST. On at least an annual basis, the amount in the Compensation Account shall be contributed to the Compensation Trust.

7.

ACCOUNTING. At the end of each fiscal year the Company shall notify the Employee in writing as to the amount, if any, that has been credited to the Employee Compensation Sub-Account, the Company Compensation Sub-Account and contributed to the Compensation Trust for the past fiscal year and the total amount held in the Compensation Trust for the benefit of the Employee with the earnings thereon. The accounting shall specify the vested portion of amounts held pursuant to the Plan.

8.

NATURE OF EMPLOYER’S OBLIGATION. The Company’s obligations under this Plan shall be an unfunded and unsecured promise to pay. The company shall not be obligated under any circumstances to fund its financial obligations under this Plan. Any assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. Neither the Company nor the Plan created by this Plan gives the Employee any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. All assets in the Compensation Account and in the Compensation Trust shall always be deemed to be assets of the Company subject to corporate general creditors. The Employee shall have no vested right in the Compensation Account or the Compensation Trust. The assets in the Compensation Account and Compensation Trust shall be held pursuant to this Plan and shall remain the sole and exclusive property of the Company and shall be subject to corporate general creditors.

9.     EMPLOYEE RIGHT TO ASSETS.

9.1	The rights of the Employee, and Designated Beneficiary of the Employee, or any other person claiming through the Employee under this Plan, shall be solely those of an unsecured general creditor of the Company. The Employee, he Designated Beneficiary of the Employee, or any other person claiming through the Employee, shall have the right to receive those payments specified under this Plan only from the Company, and has no right to look to any specific or special property separate from the Company to satisfy a claim for benefit payments, including but not limited to the Compensation Trust.

9.2	The Employee agrees that he, his Designated Beneficiary, or any other person claiming through him shall have no rights or beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan, including but not limited to the Compensation Trust. Any such general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan, shall not be deemed to be held under any trust for the benefit of the Employee or his Designated Beneficiary. Nor shall any such general asset be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company.

9.3	The Employee also understand and agrees that his participation in the acquisition of any such general asset for the Company shall not constitute a representation to the Employee, his Designated Beneficiary, or any person claiming through the Employee that any of them has a special or beneficial interest in such general asset.

10.

RETIREMENT BENEFITS. At such time as Employee terminates employment with the Company (which time shall hereafter be referred to as Retirement Date) the Company will pay a deferred compensation benefit (Retirement Benefit) to Employee. The amount of the Retirement Benefit shall be equal to the vested portion of the amount contributed to the Compensation Trust from the Compensation Account together with any earnings thereon as of the Retirement Date of the Employee. The Retirement Benefit shall be paid to Employee in 60 equal monthly installments, with the first payment commencing 30 days after the Employee reaches his Retirement Date. The Company may, in its discretion, accelerate any payments to the Employee and may accelerate vesting of the benefits under the Plan. In addition, the Company in its discretion may pay the Retirement Benefit prior to termination of Employee’s employment with the Company. The Company may, in its discretion, accelerate any payments to the Employee and may accelerate vesting of the benefits under the Plan.

11.

DISABILITY BENEFITS. If it is determined using social security standards that the Employee is permanently and totally disabled and unable to continue to perform his duties in the Company, and of the express condition that the Employee has satisfied all of the covenants, conditions and promises contained in this Plan (to the extent applicable) the Company shall pay to the Employee the vested portion of the amount contributed to the Compensation Trust from the Compensation Account together with any earnings thereon as of the date that disability is determined (Disability Benefit). The Disability Benefit shall be paid to the Employee in 60 equal monthly installments to commence 30 days after disability is established to the satisfaction of the Company. The Company may, in its discretion, accelerate any payments to the Employee and may accelerate vesting of the benefits under the Plan.

12.	DEATH BENEFITS.

12.1	Pre-retirement death benefit. Upon the death of Employee prior to his Retirement Date, a Death Benefit shall be paid to Employee’s estate (or his designated beneficiary) in an amount equal to sum of the following (Death Benefit):

12.1.1.	The amount contributed to the Compensation Trust from the Employee Compensation Sub-Account together with any earnings thereon as of the date of the Employee’s death; and

12.1.2.	The greater of (a) the vested portion of the amount contributed to the Compensation Trust from the Compensation Account together with any earnings thereon as of the date of the Employee’s death; or (b) an amount equal to five times the average of the Employee’s Base Salary for the three most recent years.

The Death Benefit shall be paid in 60 equal monthly installments to commence 30 days after the death of Employee. The Company may, in its discretion, accelerate any payments due and may accelerate vesting of the benefits under the Plan.

12.2 Post-retirement death benefit. If Employee dies after his Retirement Date, the Employee’s estate (or his designated beneficiary) shall be entitled to receive the remaining unpaid vested portion of the Retirement Benefit. The remaining Retirement Benefit shall be paid to the Employee’s estate (or his Designated Beneficiary) on the same basis as it was being paid to the Employee as of Employee’s Retirement Date. The Company may, in its discretion, accelerate any payments due and may accelerate vesting of the benefits under the Plan.

13.	VESTING. Employee’s right to receive the Benefits hereunder shall vest as follows:

13.1.	The employee shall be 100% vested in all amounts contributed to the Employee Compensation Sub-Account.

13.2.

The employee shall vest 100% in amounts contributed to the Company Compensation Sub-Account if the Employee has been continuously employed with the Company from the date of the Plan until the earlier of the following events:

13.2.1.	The Employee attains 60 years of age; or

13.2.2.	The Employee has been continuously employed by the company for a period of ten (10) years.

13.2.3.	The Employee’s death or disability is defined in the Plan.

13.3.

No amounts contributed to the Company Compensation Sub-Account shall vest unless the employee has been continuously employed by the Company from the date of the Plan until the events specified in paragraph 13.2 above.

13.4.

Notwithstanding paragraphs 13.1, 13.2 and 13.3 above, Employee shall forfeit all benefits accruing under this Plan if at any time during his employment with the Company, Employee (a) directly or indirectly enters into the employment of our owns any interest in any other company, business or corporation which competes directly or indirectly with the business of the Company, or (b) the Employee allows the association of his name with or renders any service or assistance or advice, whether or not for consideration, to any other corporation, company or business which company, business or corporation is in competition with the company.

14.

NATURE OF BENEFITS. It is expressly understood that when Benefits provided for herein are payable, they are payable on account of the past services of Employee and are not payable on account of services to be rendered after the date the Employee retires or terminates. Further, all amounts to be paid hereunder do not depend on Employee serving as a consultant or the Employee serving in any capacity for the Company after the Employee’s Retirement. Benefits payable hereunder are specifically meant to be paid upon the termination, retirement, death or disability of the Employee as deferred compensation.

15.

NONASSIGNABILITY. It is expressly understood and agreed hereunder that the Benefits derived from this Plan are not subject to attachment for payment of any debts or judgements of Employee and neither Employee nor the Employee’s spouse or heirs shall have any right to transfer, modify, anticipate, encumber, or assign any of the Benefits or rights hereunder. None of the payments which may be due to the Employee shall be transferable by operation of law in the event the Employee becomes insolvent or bankrupt.

16.

MERGER OR CONSOLIDATION. In the event the Company shall reorganize, consolidate or merge with any other company this Plan shall become an obligation of the new company or of any company taking over the duties and responsibilities of the Company. The Company agrees that if any of these events occur, Employee may request that a Rabbi trust be established to hold the Benefits.

17.

LIQUIDATION AND INSILVENCY. In the event the Company must liquidate due to insolvency or events resulting in an act of bankruptcy, or in the event the Company becomes insolvent and is incapable of paying its bills and obligations, then this Amended Agreement shall terminate and shall be considered as fully and completely discharged.

18.

PAYMENTS TO OTHER PERSONS. If the Company shall find that any person to whom any payment is to be made under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any Benefit due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

19.	LIMITATIONS OF THIS PLAN. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company in any capacity.

20.

OTHER BENEFITS DETERMINED BY COMPENSATION. All amounts credited to the Account under this Plan shall not be deemed to be part of the Employee’s regular annual compensation for the purpose of computing benefits to which he may be entitled under any pension, profit sharing, 401(k) plan or other arrangement of the Company for the benefit of its employees.

21.

BOARD OF DIRECTORS AUTHORITY. The Board of Directors of the Company shall have full power and authority to interpret, construe and administer and amend prospectively this Plan and the Board’s interpretations and construction hereof and actions hereunder shall be binding and conclusive on all persons for all purposes. No Employee, representative or agent of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

22.	AMENDMENT. During the lifetime of the Employee, this Plan may be amended or revoked at any time, in whole or part, by the mutual written agreement of the parties.

23.

BINDING EFFECT. This Plan shall be binding upon the parties hereto, their heirs, assigns, successors, executors, administrators and they shall agree to execute any and all instruments necessary for the fulfillment of the terms of this Plan.

24.	APPLICABLE LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Utah.

25.

COMPENSATION TRUST. The Company may effect such amendments to the Compensation Trust Agreement dated September 23, 1993 as convenient or required to be consistent with this Amended Agreement and/or is required to make or continue to make the Compensation Trust Agreement in compliance with Internal Revenue Service Revenue Procedure 92-64 or any amendments or replacements thereto.

26.

LEAVE OF ABSENCE. For all purposes of this Amended Agreement, there shall be included as a year in which the Employee works, any year in which the Employee is on leave of absence from the Company and is serving as a full-time missionary for any legally recognized ecclesiastical organization. Further, for all purposes of this Amended Agreement, there shall be included in the time the Employee is deemed continuously employed by the Company any time in which the Employee is on leave of absence from the Company and is serving as a full-time missionary for any legally recognized ecclesiastical organization. For all purposes of this Amended Agreement, whenever the Employee is on leave of absence from the Company and is serving as a full-time missionary for any legally recognized ecclesiastical organization, the Base Salary of the Employee shall be the Base Salary in effect immediately prior to the commencement of such leave of absence.

27.

AFFILIATES. For all purposes of this Amended Agreement, the term Company Contributions will include all contributions to the Company Compensation Sub-Account by the Company or by any Affiliate of the Company. Further, the term Base Salary shall include the Base Salary received by Employee from the Company or by an Affiliate of the Company. An Affiliate of the Company is a company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under control with the Company.

        IN WITNESS WHEREOF the parties hereto have set their hands the day and year first above written.

COMPANY:

 NU SKIN INTERNATIONAL, INC.

By _________________________
Its_________________________

EMPLOYEE:

_________________________